                                                                    EXHIBIT 99.1

                               (SYNOVIS(R) LOGO)
                               LIFE TECHNOLOGIES

FROM:                                   FOR:
Padilla Speer Beardsley Inc.            Synovis Life Technologies, Inc.
1101 West River Parkway                 2575 University Ave.
Minneapolis, Minnesota 55415            St. Paul, Minnesota 55114

CONTACT:                                CONTACT:
Nancy A. Johnson/Marian Briggs          Brett Reynolds, CFO
(612) 455-1745/ (612) 455-1742          (651) 796-7300

FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES REPORTS THIRD-QUARTER RESULTS

SURGICAL BUSINESS REPORTS RECORD REVENUE; INTERVENTIONAL BUSINESS SEES CARDIAC RHYTHM MANAGEMENT (CRM) REVENUE DECREASE SIGNIFICANTLY

     ST. PAUL, Minn., August 23, 2006 - Synovis Life Technologies, Inc. (Nasdaq:
SYNO), today reported its financial results for the third fiscal quarter ended July 31, 2006. The company's results were consistent with the update issued August 3, 2006.

     Third-quarter consolidated net revenue was $13.1 million, versus $15.6 million in the year-ago period. The company reported a net loss of $526,000, or $0.04 per share, compared to net income of $355,000, or $0.03 per diluted share, in the year-earlier period.

     In the first nine months of fiscal 2006, consolidated net revenue was $41.3 million compared to $43.4 million in the same period of last fiscal year. The consolidated net loss was $1.6 million, or $0.13 per share, compared with net income of $601,000, or $0.05 per diluted share, in the first nine months of last fiscal year.

     "As we said in our August 3 press release, we are very pleased with what's taking place in the surgical business," said Karen Gilles Larson, chief executive officer of Synovis Life Technologies. "While the decrease in interventional business CRM revenue is difficult, we believe it to be temporary. Efficiency improvements we made in the interventional business operating structure over the last several quarters moderated its operating loss considerably."

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 2


     The consolidated gross margin in the quarter was 39 percent, compared to 35 percent in the third quarter of fiscal 2005. The margin improvement is due to a higher proportion of surgical business revenue and the increased gross margin within this segment, offset partially by the decrease in the interventional business gross margin. Consolidated operating expenses totaled $6.5 million in the quarter, up $1.1 million from the year-ago period. The increase stems from the change to a direct sales force in the surgical business.

     The company maintains a strong cash position, allowing it to continue to consider a broad range of acquisition opportunities, both in size and number, targeted at leveraging the strengths of the surgical business. The company recently engaged an investment banking firm to seek out acquisition candidates and to facilitate the deal-making process. The company believes this action will increase the possibility of completing one or more acquisitions in the next 12 months.

     Cash, cash equivalents and short-term investments totaled $45.5 million at July 31, 2006, compared to $43.8 million at April 30, 2006. Cash provided by operating activities was $1.6 million in the fiscal third quarter.

     On August 18, Synovis initiated a patent infringement action in U.S. District Court against Cook Group, Inc., an Indiana-based company. The action alleges infringement of U.S. Patent No. 5,752,965 "Apparatus and Method for Producing a Reinforced Surgical Fastener Suture Line," which covers certain surgical business technology. Synovis has made significant investments in its intellectual property and is committed to protecting its corporate assets.

SURGICAL BUSINESS

     Surgical business net revenue reached a record $7.3 million in the third quarter, an 11 percent increase over $6.6 million in the year-ago period. The fiscal 2005 period included $583,000 in revenue from Biograft, a product the company discontinued last year.

Additionally, $660,000 in third-party commission expense related to the transition to a direct sales force was deducted to arrive at net revenue of $7.3 million. Third-party commission expense will decrease appreciably over the rest of the calendar year as the remaining independent sales groups conclude their transition periods.

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 3


     Revenue from Peri-Strips(R), a key surgical business product, rose to $2.6 million in the third quarter, compared to $2.1 million in the year-ago period, and accounted for 36 percent of surgical business quarterly revenue. Further, revenue from Tissue-Guard products increased by 21 percent over the year-ago quarter to $2.5 million, and accounted for 35 percent of surgical business quarterly revenue. Microsurgery product line revenue rose to $993,000 in the third quarter, gaining 29 percent over the prior-year period, and accounting for 14 percent of surgical revenue in the quarter. In March 2006, Synovis expanded its microsurgery product offerings by signing an exclusive U.S. distribution agreement with S&T(R) AG, a surgical equipment manufacturer based in Switzerland. S&T product sales contributed meaningfully to third-quarter microsurgery revenue.

     Larson noted, "We are seeing the effectiveness of our domestic direct sales force in communicating the value of our products to surgeons, and the realization of that value in sales. We are making excellent gains in the bariatric surgery market, as well as in markets for other products. Our microsurgery business continues on a strong growth path. We believe our surgical business could be at the very front edge of substantial and growing momentum over the next several quarters."

     Currently, Synovis is the only company with a circular stapler buttress on the market, a product used in bariatric surgery and applicable to colorectal surgery. The company plans to pursue the colorectal opportunity by using clinical data generated by several leading colorectal surgeons using the product. This data generation is expected to begin soon.

     The surgical business' third-quarter gross margin was 58 percent, up from 53 percent in the same period of last year. The gross margin rise can be attributed to higher selling prices as a result of the sales force transition and the absence of lower-margin Biograft sales.

     In the third quarter, the surgical segment approached profitability, reporting an operating loss of $27,000 - a significant sequential improvement over the second-quarter operating loss of $719,000. As expected, operating results were down from operating income of $428,000 in the fiscal 2005 third quarter due primarily to the costs of the transition to a direct sales force.

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 4


INTERVENTIONAL BUSINESS

     Interventional business revenue declined to $5.7 million in the third quarter from a record $9.0 million in the year-ago period.

     Richard W. Kramp, who was promoted to president of Synovis Life Technologies in late June 2006, from president and chief operating officer of the interventional business, commented, "All of the downturn in interventional revenue was in our CRM business. The events of the past 12 months in the CRM market have had both positive and negative impacts on the interventional business. We experienced the exuberance some CRM customers felt in mid-2005 regarding the growth of the market as well as their market share. More recent events have put in question product reliability and reimbursement levels, and dampened near-term growth expectations, as evident in the recent analysts' reports on CRM companies."

     As a major component supplier to CRM companies, the interventional business experiences a downturn in this market in an amplified way. Initially, as market growth and customers' sales do not materialize as anticipated, customers reduce their orders for the components the interventional business makes. Second, as customers lower their on-hand inventories to match the lower sales rates, they also extend the time between orders to Synovis. Lastly, at customers' direction, Synovis decreases "on hand" inventory, or "kanbans," to match lower sales volume levels. This inventory adjustment occurs as customers' sales decline and can continue even after their sales level out.

     A decrease in orders from a CRM customer of an existing coil product was another important factor in the third-quarter revenue decrease. Kramp added, "Orders for the product we currently manufacture are increasing early in the fourth fiscal quarter, but we do not expect them to approach the levels of last year. We anticipate we will have an opportunity to qualify for coming generations of this product."

     Kramp emphasized, "There seems to be little doubt that the CRM market will return to its historic growth rate, but we cannot be certain about the recovery timeframe. The effectiveness of CRM treatments has been well documented in clinical papers, and the market is said to be relatively underpenetrated; there is definitely room for future growth. When growth returns, we are confident we will participate as a preferred supplier to our OEM customers. Our stable, well-controlled processes, plus expanding capabilities for real-time process data, are competitive advantages as CRM companies increasingly emphasize reliability, responsiveness and cost efficiency in evaluating suppliers."

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 5


     The interventional business has expertise and capabilities well-suited for products in other medical specialties and revenue outside the CRM market continues to grow. Synovis is aggressively pursuing opportunities to expand the interventional business' presence in other markets and its customer base.

     The interventional segment gross margin was 15 percent in the third quarter of 2006, compared to 22 percent in the same period of 2005. The gross margin decrease was due to product mix and higher overhead rates resulting from lower production volumes. The operating loss for this segment was $717,000 in the quarter, versus operating income of $171,000 in the year-ago period. Earlier in this fiscal year, the interventional business streamlined its contract manufacturing operation and improved the efficiency and effectiveness of its quality and manufacturing systems. These changes mitigated the operating loss in the just-completed quarter.

CONFERENCE CALL AND WEBCAST

     Synovis Life Technologies will host a live Webcast of its fiscal third-quarter conference call today, August 23, at 10:00 a.m. CT to discuss the company's results. To access the live Webcast, go to the investor information section of the company's Web site, www.synovislife.com, and click on the Webcast icon. A Webcast replay will be available beginning at noon CT, Wednesday, August 23, 2006.

     If you prefer to listen to an audio replay of the conference call, dial
(800) 405-2236 and enter access number 11066722. The audio replay will be available beginning at 2:00 p.m. CT on Wednesday, August 23, through 6:00 p.m. CT on Friday, August 25.

ABOUT SYNOVIS LIFE TECHNOLOGIES

     Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 6


     Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, outcomes of clinical and market trials as well as regulatory submissions, the number of certain surgical procedures performed, the ability to identify, acquire and successfully integrate suitable acquisition candidates, the cost and outcome of intellectual property litigation, the level and timing of orders from contract manufacturing customers, and the effectiveness of the company's transition to a domestic direct sales force in its surgical business, as well as the other factors found in the company's Annual Report on Form 10-K for the year ended October 31, 2005.

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 7


SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                       Three Months Ended   Nine Months Ended
                                             July 31             July 31
                                       ------------------   -----------------
                                         2006       2005      2006      2005
                                        -------   -------   -------   -------
Net revenue                             $13,051   $15,636   $41,252   $43,425
Cost of revenue                           7,918    10,196    25,932    27,358
Gross margin                              5,133     5,440    15,320    16,067
Gross margin percentage                      39%       35%       37%       37%

Selling, general and administrative       5,635     4,407    16,665    12,807
Research and development                    826       897     2,464     3,069
Other                                        --        44        --       130
Operating income (loss)                  (1,328)       92    (3,809)       61

Interest, net                               375       263       953       645
Income (loss) before provision
   (benefit) for income taxes              (953)      355    (2,856)      706

Provision (benefit) for income taxes       (427)       --    (1,283)      105

Net income (loss)                       $  (526)  $   355   $(1,573)  $   601

Basic earnings (loss) per share         $ (0.04)  $  0.03   $ (0.13)  $  0.05
Diluted earnings (loss) per share       $ (0.04)  $  0.03   $ (0.13)  $  0.05

Weighted average basic
   shares outstanding                    12,035    11,809    11,979    11,766
Weighted average diluted
   shares outstanding                    12,035    11,985    11,979    12,008

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 8


SYNOVIS LIFE TECHNOLOGIES, INC.

Business Segment Information (unaudited)
(In thousands)

                             Three Months Ended   Nine Months Ended
                                   July 31             July 31
                             ------------------   -----------------
                                2006      2005      2006      2005
                              -------   -------   -------   -------
Net revenue
   Surgical business          $ 7,341   $ 6,608   $19,692   $19,101
   Interventional business      5,710     9,028    21,560    24,324
                              -------   -------   -------   -------
   Consolidated               $13,051   $15,636   $41,252   $43,425

Gross margin
   Surgical business          $ 4,284   $ 3,484   $11,291   $10,976
   Interventional business        849     1,956     4,029     5,091
                              -------   -------   -------   -------
   Consolidated               $ 5,133   $ 5,440   $15,320   $16,067

Gross margin percentage
   Surgical business               58%       53%       57%       57%
   Interventional business         15%       22%       19%       21%
   Consolidated                    39%       35%       37%       37%

Operating income (loss)
   Surgical business          $   (27)  $   428   $(1,052)  $ 1,517
   Interventional business       (717)      171    (1,065)       65
   Corporate and other           (584)     (507)   (1,692)   (1,521)
                              -------   -------   -------   -------
   Consolidated               $(1,328)  $    92   $(3,809)  $    61

                                     (more)

Synovis Life Technologies, Inc.
August 23, 2006
Page 9


SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets (unaudited)
As of July 31, 2006 and October 31, 2005
(In thousands, except share and per share data)

                                                              July 31,   October 31,
                                                                2006         2005
                                                              --------   -----------
ASSETS
Current assets:
Cash and cash equivalents                                      $ 8,985     $ 8,183
Short-term investments                                          36,472      36,128
Accounts receivable, net                                         6,924       8,019
Inventories                                                      9,908      10,500
Other                                                            2,072       2,603
                                                               -------     -------
   Total current assets                                         64,361      65,433

Property, plant and equipment, net                              12,555      13,931
Goodwill and other intangible assets, net                        7,462       7,599
Deferred income taxes                                              943          --
                                                               -------     -------
   Total assets                                                $85,321     $86,963
                                                               =======     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

Accounts payable and accrued expenses                          $ 5,706     $ 6,066
                                                               -------     -------
   Total current liabilities                                     5,706       6,066
Deferred income taxes                                               --         555
                                                               -------     -------
   Total liabilities                                             5,706       6,621
                                                               -------     -------
Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
   value; none issued or outstanding at both dates                  --          --
Common stock: authorized 20,000,000 shares of $.01 par
   value; issued and outstanding, 12,059,651 and 11,933,628
   at July 31, 2006 and October 31 2005, respectively              121         119

Additional paid-in capital                                      74,914      74,070
Retained earnings                                                4,580       6,153
                                                               -------     -------
   Total shareholders' equity                                   79,615      80,342
                                                               -------     -------
   Total liabilities and shareholders' equity                  $85,321     $86,963
                                                               =======     =======

                                      # # #